SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2013

AMARU, INC.
(exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-32695	88-0490089
Commission File Number	IRS Employer Identification Number

62 Cecil Street, #06-00 TPI Building, Singapore 049710
(Address of principal executive offices)

Registrant's telephone number, including area code: (65) 6332 9287

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 18, 2013, the Board of Directors of Amaru, Inc., a Nevada corporation (the “Registrant”) was notified by WilsonMorgan, LLP. ("WM"), its previous independent registered public accounting firm who issued the audit report for the Registrant's fiscal year ended December 31, 2011 that they were withdrawing its audit report for the fiscal year ended December 31, 2011 (the "2011 Financial Statements"), and that said audit report should no longer be relied upon. The reasons for the withdrawal of said audit report were provided by WM in its letter dated as of April 18, 2013 to the Registrant. WM stated that when they were contacted in March 2013 by Wei Wei & Co., LLP, the Registrant's current independent registered public accounting firm, in connection with the audit of the financial statements for the fiscal year ended December 31, 2012, to review certain workpapers from the audit of the 2011 Financial Statements and to obtain their consent for the inclusion of the 2011 Financial Statements in the Registrant's annual report on Form 10-K, WM discovered that significant workpapers for the audit of the 2011 Financial Statements were missing from their audit file.  WM also informed the Registrant that they discovered that there was not a second partner, or "concurring" review, of the audit prior to the issuance of the audit report.

The Registrant's management has discussed the matters described in this Item 4.02 with the Board of Directors and the members of the Audit Committee of the Registrant, and the Registrant's independent registered public accounting firm Wei Wei & Co., LLP. The new audit of the fiscal year ended December 31, 2011 will be performed by Wei Wei & Co., LLP. WM agreed to cover the full cost of such audit, including, any other related filing, legal and other fees and expenses. The Registrant will file an amended Form 10-K for the fiscal year 2011 and any amended quarterly reports as may be required.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act or 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 23, 2013	AMARU, INC. By: /s/ Chua Leong Hin Chua Leong Hin President and CEO

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